Exhibit 23.7

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Morgan Stanley Aircraft Finance (the "Registrant") on Form S-1 of our reports dated October 19, 2000 and January 21, 2000, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York
October 26, 2000